UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 28, 2015

REGENCY ENERGY PARTNERS LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35262	16-1731691
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 3700

Dallas, Texas 75201

(Address of principal executive office) (Zip Code)

(214) 750-1771

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

A special meeting of unitholders (the “Special Meeting”) of Regency Energy Partners LP (“Regency”) was held on April 28, 2015 to consider and vote on proposals (i) to adopt the Agreement and Plan of Merger, dated as of January 25, 2015, as amended by Amendment No. 1 thereto, dated as of February 18, 2015 (the “Merger Agreement”), by and among Energy Transfer Partners, L.P. (“ETP”), Energy Transfer Partners GP, L.P., the general partner of ETP, Rendezvous I LLC, Rendezvous II LLC, Regency, Regency GP LP, the general partner of Regency, ETE GP Acquirer LLC and, solely for purposes of certain provisions therein, Energy Transfer Equity, L.P., and the transactions contemplated thereby, (ii) to approve the adjournment of the Special Meeting, if necessary to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement at the time of the Special Meeting and (iii) to approve, on an advisory (non-binding) basis, the payments that will or may be paid by Regency to its named executive officers in connection with the merger. The proposals are described in detail in the proxy statement/prospectus filed with the Securities and Exchange Commission (“SEC”) by Regency on March 24, 2015.

As of the close of business on March 24, 2015, the record date for the Special Meeting, there were a total of 410,942,957 Regency common units outstanding, 6,274,483 Class F units outstanding and 1,912,569 Series A Cumulative Convertible Preferred Units outstanding, all of which were entitled to vote at the Special Meeting. At the Special Meeting, holders of 281,239,217 Regency common units and all of the outstanding Class F units and Series A Cumulative Convertible Preferred Units were present or represented by proxy, constituting a quorum. A summary of the voting results for the proposals is set forth below:

Proposal 1: Adoption of the Merger Agreement

Regency unitholders adopted the Merger Agreement. The following are the tabulated votes “For” and “Against” this proposal, as well as the number of “Abstentions”:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
288,192,799	1,008,678	224,792	0

Proposal 2: Adjournment of the Special Meeting

Because Regency unitholders adopted the Merger Agreement, the vote on the proposal to approve the adjournment of the Special Meeting, if necessary to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement at the time of the Special Meeting was not called.

Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of Payments to the Named Executive Officers

Regency unitholders approved on an advisory (non-binding) basis, the payments that will or may be paid by Regency to its named executive officers in connection with the merger. The following are the tabulated votes “For” and “Against” this proposal, as well as the number of “Abstentions”:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
284,365,458	4,343,461	717,350	0

Item 8.01	Other Events

On April 28, 2015, ETP and Regency issued a joint press release announcing the results of the Special Meeting and expected closing date of the pending merger. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated April 28, 2015

Additional Information and Where to Find It

SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND THE REGISTRATION STATEMENT REGARDING THE TRANSACTION CAREFULLY. These documents, and any other documents filed by ETP or Regency with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus by phone, e-mail or written request by contacting the investor relations department of ETP or Regency at the following:

Energy Transfer Partners, L.P. 3738 Oak Lawn Ave. Dallas, TX 75219 Attention: Investor Relations Phone: 214-981-0700	Regency Energy Partners LP 2001 Bryan Street, Suite 3700 Dallas, TX 75201 Attention: Investor Relations Phone: 214-840-5477

Participants in the Solicitation

ETP, Regency and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the directors and executive officers of ETP is contained in ETP’s Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 2, 2015. Information regarding the directors and executive officers of Regency is contained in Regency’s Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 27, 2015. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed merger are included in the proxy statement/prospectus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP

	By:	Regency GP LP, its general partner
	By:	Regency GP LLC, its general partner

Date: April 28, 2015	By:	/s/ Thomas E. Long
Name: Thomas E. Long
Title: Executive Vice President and Chief Financial Officer

4